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                                                                Exhibit 1.2



                                CFS BANCORP, INC.

        Up to 17,853,750 Conversion Shares and 5,507,424 Exchange Shares

                                  COMMON STOCK

                                ($0.01 Par Value)

           Subscription Price for Conversion Shares: $10.00 Per Share

                                AGENCY AGREEMENT

                              ______________, 1998

Charles Webb & Company,
 a division of Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio 43017-5034

Ladies and Gentlemen:

         CFS Bancorp, Inc., a Delaware corporation (the "Company") and Citizens Financial Services, FSB, a federally chartered savings bank currently in mutual form (the "Bank," which shall include all references to the Bank in the mutual or stock form, as indicated by the context), with its deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. ("Webb" or "Agent") as follows:

         Section 1. The Offering. The Bank, in accordance with its plan of conversion adopted by its Board of Directors of the Bank (the "Plan"), intends to convert from a federally chartered mutual savings bank to a federally chartered stock savings bank, and to issue all of its issued and outstanding capital stock to the Company. In addition, pursuant to the Plan, the Company will offer and sell up to 17,853,750 shares of its common stock, par value $0.01 per share (the "Shares" or "Common Stock"), in a subscription offering (the "Subscription Offering") to (1) depositors of the Bank with savings accounts of $50 or more as of the close of business on January 31, 1996 ("Eligible Account Holders"), (2) the Company's Employee Stock Ownership Plan ("ESOP"), (3) depositors of the Bank with savings accounts of $50 or more as of March 21, 1998 ("Supplemental Eligible Account Holders") and (4) depositors and certain borrowers of the Bank as of the Voting Record Date, _____________, 1998 ("Other Members"), and (v) certain officers, directors and employees of the Bank. Subject to the prior subscription rights of the above-listed parties, the Company is

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offering for sale in a direct community offering (the "Community Offering" and, when referred to together with the Subscription Offering, the "Subscription and Community Offering") conducted concurrently with the Subscription Offering, the Shares not so subscribed for or ordered in the Subscription Offering to certain members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered ("Other Subscribers") (all such offerees being referred to in the aggregate as "Eligible Offerees"). It is anticipated that shares not subscribed for in the Subscription and Community Offering will be offered to members of the general public on a best efforts basis by a selling group of broker-dealers managed by Webb (the "Syndicated Community Offering") (the Subscription Offering, Community Offering and Syndicated Community Offering are collectively referred to as the "Offering"). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company and the Bank may reject, in whole or in part, any orders received in the Community Offering or Syndicated Community Offering. Collectively, these transactions are referred to herein as the "Conversion."

         In addition, on December 29, 1997, the Bank entered into an Agreement and Plan of Merger (the "Merger Agreement") with SuburbFed Financial Corp., a Delaware corporation ("SFC"), pursuant to which SFC will be merged with and into the Company. Pursuant to the terms of the Merger Agreement, upon consummation of the merger of SFC with and into the Company (the "Merger"), each share of SFC common stock, par value $0.01 per share (the "SFC Common Stock"), will be converted into the right to receive shares of Company Common Stock with a value of $36.00, or 3.6 shares based on the Purchase Price of $10.00. It is anticipated that, based on the number of outstanding shares of SFC Common Stock as of December 31, 1997, the Merger will result in an aggregate of 4,556,451 shares of Common Stock being issued in exchange for shares of SFC Common Stock and, in the event all previously granted options to acquire SFC Common Stock were exercised, up to 5,507,424 shares of Common Stock could be issued in exchange for SFC Common Stock (the "Exchange Shares").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-_______) (the "Registration Statement") containing a prospectus relating to the Offering and Exchange Shares (defined herein) for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof, if any, and such amended prospectuses as may have been required to the date hereof. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

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         In accordance with the Rules and Regulations of the Office of Thrift
Supervision ("OTS"), the Bank has filed with the OTS an Application for Conversion (the "Conversion Application"), including the prospectus, and has filed such amendments thereto, if any, as may have been required by the OTS. The Conversion Application has been approved by the OTS and the related Prospectus has been authorized for use by the OTS. In addition, the Company has filed with the OTS an application (the "Holding Company Application") to become a savings and loan holding company and for approval to acquire the Bank.

         Section 2. Retention of Webb; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company and the Bank hereby appoint Webb (ii) as their exclusive financial advisory and marketing agent to utilize its best efforts to solicit subscriptions for Shares of the Common Stock and to advise and assist the Company and the Bank with respect to the Company's sale of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making, research coverage and syndicate formation (if necessary).

         On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, Webb accepts such appointment and agrees to consult with and advise the Company and the Bank as to the matters set forth in the letter agreement ("Letter Agreement"), dated November 17, 1997, between the Bank and Webb (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Company and the Bank that Webb shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders. In the event of a Syndicated Community Offering, Webb will assemble and manage a selling group of broker-dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") to participate in the solicitation of purchase orders for shares under a selected dealers' agreement ("Selected Dealers' Agreement"), the form of which is set forth as Exhibit B to this Agreement.

         The obligations of Webb pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Company or upon termination of the Offering, but in no event later than September 30, 1998 (the "End Date"). All fees or expenses due to Webb but unpaid will be payable to Webb in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Bank and Webb may agree to renew this Agreement under mutually acceptable terms.

         In the event the Company is unable to sell a minimum of 11,475,000 Shares (or such lesser amount approved by the OTS) within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares, the full amount which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as otherwise set forth in this Section 2 and in Sections 6, 8 and 9 hereof.

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         In the event the Offering is terminated for any reason not attributable to the action or inaction of Webb, Webb shall be paid the fees and expenses due to the date of such termination pursuant to subparagraphs (a) and (d) below.

         If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan, provided however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of Webb and its counsel. The release of Shares against payment therefor shall be made at _____ _.m., Central Time, on a date and at a place acceptable to the Company, the Bank and Webb (it being understood that such date shall not be more than ten business days after termination of the Offering) or such other time or place as shall be agreed upon by the Company, the Bank and Webb. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver, or have released or delivered, the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

Webb shall receive the following compensation for their services hereunder:

         (a) A Management Fee of $40,000 payable in four consecutive monthly installments of $10,000 commencing with the signing of this letter. Such fees shall be deemed to have been earned when due. Should the Merger or Conversion be terminated for any reason not attributable to the action or inaction of Webb, Webb shall have earned and be entitled to be paid fees accruing through the stage at which point the termination occurred.

         (b) With respect to the Merger, a Success Fee of 0.50% of the total fair market value of any securities issued and any non-cash and cash consideration paid as of the closing of the Merger, including any amounts paid by the Company or SFC to any stock benefit plans maintained by SFC or an affiliate or paid to any holders of any options or stock appreciation rights granted by SFC, whether or not vested, provided that for purposes of determining the amounts paid with respect to such options or appreciation rights, as the case may be, which remain unexercised immediately prior to the closing of the Merger, the amount paid with respect to such stock options or appreciation rights, shall be deemed to equal the difference between the aggregate fair market value of the common stock underlying such options and rights and the aggregate exercise price of such options and rights. The Merger Success Fee shall be due and payable at the closing of the Merger. In the event this transaction occurs prior to November 17, 1998, the Management Fee will be deducted from the total Success Fee in this section.

         (c) For delivery of a fairness opinion pursuant to the Merger, Webb shall receive a fee of $25,000, payable upon the issuance of the fairness opinion to the Board at the time the definitive agreement is signed; provided that such fee shall be deemed earned at the time of the events

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described whether or not the Merger is eventually consummated. (Such fairness opinion fees shall be deducted from amounts due under (a) above.)

         (d) With respect to the Conversion, a Success Fee of 1.15% of the aggregate Purchase Price of Common Stock sold in the conversion, excluding shares purchased by the Bank's officers, directors, or employees (or members of their immediate families) plus any ESOP, tax-qualified or stock-based compensation plans (except IRA's) or similar plan created by the Bank for some or all of its directors or employees.

         For purposes of Paragraph 2 (b) above, "total fair market value" of securities and non-cash consideration shall have the following meaning: (i) in the case of an exchange of common stock in a transaction in which the number of shares of the Company to be received by the shareholders of SFC will vary in a manner designed to produce a fixed value to be received in exchange for each share of SFC, the "total fair market value" shall mean the maximum number of shares of Company stock to be exchanged in such transaction, multiplied by the value per share specified in the agreement between Company and SFC; (ii) in the case of an exchange of common stock in a transaction in which the number of shares of the Company to be received in exchange for each share of SFC is fixed and the value of such shares may vary, the "total fair market value" shall mean the per share price of the Company's stock as sold in the Conversion, multiplied by the maximum number of shares of common stock of the Company issuable upon conversion of SFC's common stock in the transaction.

         (e) If any shares of the Company's stock remain available after the Subscription and Community Offering, at the request of the Bank, Webb will seek to form a syndicate of registered broker-dealers to assist in the sale of such shares of Common Stock on a best efforts basis, subject to the terms and conditions set forth in the selected dealers agreement. Webb will endeavor to distribute the Common Stock among dealers in a fashion which best meets the distribution objectives of the Bank and the Plan of Conversion. Webb will be paid a fee not to exceed 5.5% of the aggregate Purchase Price of the shares of Common Stock sold pursuant to the selected dealers agreement and then will pass on to selected broker-dealers who assist in the syndicated community an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of a broker/dealer shall be transmitted by Webb to such broker/dealer. The decision to utilize selected broker-dealers will be made by the Bank upon consultation with Webb. In the event, with respect to any stock purchases, fees are paid pursuant to this subparagraph 2(e), such fees shall be in lieu of, and not in addition to, payment pursuant to subparagraphs 2(a) and 2(d).

         (f) The Bank and the Company hereby agree to reimburse Webb, from time to time upon Webb's request, for its reasonable out-of-pocket expenses and the reasonable fees and expenses of its counsel. The Bank will bear the expenses of the Offering customarily borne by issuers including, without limitation, Division, SEC, "Blue Sky," and NASD filing and registration fees; the fees of the Bank's accountants, conversion agent, attorneys, appraiser, transfer agent and registrar, printing,


                                       5
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mailing and marketing expenses associated with the Conversion; and the fees set forth under this Section 2.

          Full payment of Webb's actual and accountable expenses, advisory fees and compensation shall be made in next day funds on the earlier of the Closing Date or a determination by the Bank to terminate or abandon the Plan.

          Webb will provide financial advisory assistance for a period of one year following completion of the Conversion as set forth in the Letter Agreement. Following this initial one-year term, if Webb and the Company wish to continue the relationship, a fee will be negotiated and an agreement entered into at that time.

          Section 3. Prospectus: Offering. The Shares are to be initially offered in the Offering at the Purchase Price as defined and set forth on the cover page of the Prospectus.

          Section 4. Representations and Warranties. The Company and the Bank jointly and severally represent and warrant to Webb on the date hereof as follows:

         (a) The Registration Statement was declared effective by the Commission on _____________, 1998 At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Company or the Bank contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company or the Bank for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by Webb expressly regarding Webb for use in the Prospectus under the captions "The Conversion-Plan of Distribution for the Subscription, Direct Community and Syndicated of Community Offerings" and "-Description of Sales Activities" or statements in or omissions from any Sales Information or information filed pursuant to state securities or blue sky laws or regulations regarding Webb.

         (b) The Bank has filed with the Department of the Treasury, Office of Thrift Supervision ("OTS"), the Conversion Application and has filed such amendments thereto and supplementary materials as may have been required to the date hereof including copies of the Bank's Proxy Statement, to be dated _____________, 1998 relating to the Conversion (the "Proxy Statement"), and the Prospectus. The OTS has, by letter dated _____________, 1998, approved the Conversion Application, such order remains in full force and effect and no order has been issued by the OTS

                                       6
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suspending or revoking such order and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of such approval and at the Closing Date referred to in Section 2, the Conversion Application complied and will comply in all material respects with the applicable provisions of the OTS' Conversion Regulations except as waived in writing by the OTS. The Conversion Application, including the Prospectus (including any amendment or supplement thereto), do not include any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by Webb expressly regarding Webb for use in the Prospectus contained in the Conversion Application under the caption "The Conversion-Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" or statements in or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding Webb.

         (c) The Company has filed with the OTS the Company's application for approval of its acquisition of the Bank on Form H-(e)1-S (the "Holiday Company Application") pursuant to the Home Owners' Loan Act ("HOLA") and the regulations promulgated thereunder.

         (d) No order has been issued by the Commission or the OTS preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is, to the best knowledge of the Company or the Bank, pending or threatened.

         (e) To the best knowledge of the Company, no person has sought to obtain review of the final action of the OTS in approving or taking no objection to the Plan or in approving the Conversion or the Holding Company Application pursuant to the Conversion Regulations, the HOLA, or any other applicable statute or regulation.

         (f) At the time of their use, the Proxy Statement and any other proxy solicitation materials will complying all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Bank will promptly file the Prospectus and any supplemental sales literature with the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Date referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

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         (g) The Bank has filed with the OTS an application for merger ("Merger
Application") pursuant to Section 1828(c) of the Federal Deposit Insurance Act ("FDIA"), the provisions of the HOLA and the regulations promulgated thereunder with respect to the Merger. The Bank has received written notice from the OTS of its approval of the Merger, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or threatened by the OTS. At the date of such approval, the Merger Application complied in all material respects with the applicable provisions of the FDIA, the HOLA and the regulations promulgated thereunder.

         (h) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

         (i) The OTS has not, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company or the Bank for use in connection with the Offerings.

         (j) At the Closing Time referred to in Section __, the Company and the Bank will have completed the conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the OTS, the FDIC, or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion. As of the Closing Time, as defined in Section ___ hereof, the Company, the Bank, SFC and its subsidiaries will have completed the conditions precedent to the Merger in accordance with the Merger Agreement, provisions of the FDIA and HOLA and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Merger imposed upon the Company, the Bank, SFC or Suburban Federal, A Federal Savings Bank, the wholly owned federal savings bank subsidiary of SFC ("Suburban") by the OTS, the FDIC or any other regulatory authority, other than those which the regulatory authority permits to be completed after the effective time of the Merger ("Effective Time").

         (k) RP Financial, Inc., which prepared the valuation of the Bank as part of the Conversion, satisfies all requirements for an appraiser set forth in the Conversion Regulations.

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         (l) The accountants who certified the financial statements and supporting schedules of the Bank included in the Registration Statement are independent public accountants within the meaning of the Code of Ethics of the AICPA, and such accountants are, with respect to the Company, the Bank and each subsidiary of the Bank, independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations. The accountants who certified the financial statements and supporting schedules of SFC included in the Registration Statement are independent public accountants within the meaning of the Code of Ethics of the AICPA, and such accountants are, with respect to SFC, Suburban and each subsidiary of Suburban, independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (m) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of each of (i) the Company, the Bank and its consolidated subsidiaries and (ii) SFC, Suburban and its consolidated subsidiaries as at the respective dates indicated and the results of operations, retained earnings and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

         (n) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein
(A) there has been no material adverse change in the financial condition, results of operations or business affairs of the Company, the Bank, SFC, Suburban or their respective subsidiaries, whether or not arising in the ordinary course of business, (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, the Bank or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by SFC, Suburban or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to SFC and its subsidiaries considered as one enterprise.

         (o) Each of the Company and SFC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and each of the Company and SFC is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise on the one hand or the financial condition, results of operations or business affairs of SFC and its subsidiaries considered as one enterprise on the other hand.

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         (p) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); except for shares issued in connection with the initial capitalization of the Company, which shares will be cancelled upon consummation of the Conversion, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or other similar rights.

         (q) The Bank, as of the date hereof, is a federally chartered savings bank in mutual form and upon consummation of the Conversion will be a federally chartered savings bank in stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company, the Bank and its subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application, the Conversion Application and the Merger Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and its subsidiaries considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the Bank and its subsidiaries are in all material respects in compliance therewith; neither the Company, the Bank nor any of the Bank's subsidiaries has received notice of

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any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and its subsidiaries, considered as one enterprise; and the Bank is in good standing under the laws of the United States and is qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and its subsidiaries, considered as one enterprise. Suburban is a federally chartered savings association in stock form, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; SFC, Suburban and its subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of SFC, Suburban and its subsidiaries considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and SFC, Suburban and its subsidiaries are in all material respects in compliance therewith; neither SFC, Suburban nor any of SFC's subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate if the subject of an unfavorable decision, ruling or find, might have a material adverse effect on the financial condition, results of operations or business affairs of SFC, Suburban and its subsidiaries, considered as on enterprise; and SFC is in good standing under the laws of the United States and is qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business affairs of SFC, Suburban and its subsidiaries considered as one enterprise.

         (r) The deposit accounts of each of the Bank and Suburban are insured by the FDIC and upon consummation of the Conversion, the liquidation account for the benefit of the Bank's eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the Conversion Regulations.

         (s) No shares of Bank common stock have been or will be issued prior to the Closing Time referred to in Section 2; and as of Closing Time referred to in
Section 2, all of the issued and outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company free and clear of any mortgage, pledge, lien, encumbrance or claim. Upon consummation of the transactions contemplated by the Merger Agreement, there will be no issued and outstanding shares of capital stock of either SFC or Suburban and the separate corporate existence of each of SFC and Suburban shall have ceased.

         (t) Each direct and indirect subsidiary of the Bank and Suburban has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and its subsidiaries considered as one enterprise on the one hand or the financial condition, results of operations or business affairs of SFC, Suburban and its subsidiaries considered as one enterprise on the other hand; the activities of each such subsidiary are permitted to subsidiaries of a federally chartered savings association by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank or Suburban as the case may be, directly or through a subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (u) The Company and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

         (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated in the Prospectus, none of the Company, the Bank, SFC, Suburban or any of their respective subsidiaries will have (A) issued any securities (except, with respect to SFC, pursuant to SFC's existing Option Plans) or incurred any material liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company, the Bank and its subsidiaries, taken as a whole, on the one hand or in light of the business of SFC, Suburban and its subsidiaries, taken as a whole, on the other hand, excluding transactions in the ordinary course of business and consistent with past practice or otherwise as indicated in the Prospectus.

         (w) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities, except for the declaration of effectiveness of any required post-effective amendment to the Registration Statement by the Commission and approval thereof by the OTS, the issuance of the federal stock charter by the OTS and as may be required under the securities law of various jurisdictions.

         (x) None of the Company, the Bank, SFC, Suburban or any of their respective subsidiaries is in violation of its charter or bylaws (and the Bank will not be in violation of its charter or bylaws in stock form upon consummation of the Conversion); and none of the Company, the Bank, SFC, Suburban or any of their respective subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank, SFC, Suburban or any of their respective subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank, SFC, Suburban or any other of their respective subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and its subsidiaries considered as one enterprise on the one hand or the financial condition, results of operations or business of SFC, Suburban and its subsidiaries considered as one enterprise on the other hand.

         (y) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and its subsidiaries considered as one enterprise; nor will such action result in any violation of the provisions of the charter or bylaws of the Company, the Bank or any of its subsidiaries; nor will such action result in any violation of any applicable law, administrative regulation or administrative or court decree except for violations that would not impair the ability of the Company and the Bank to execute, deliver and perform under this Agreement or consummate the transactions contemplated herein and except for violations that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and its subsidiaries considered as one enterprise.

         (z) No labor dispute with the employees of the Company, the Bank, SFC, Suburban or any of their respective subsidiaries exists or, to the knowledge of the Company or the Bank, is imminent.

         (aa) The Company, the Bank and its subsidiaries have good and marketable title to all properties and assets for which ownership is material to the business of the Company, the Bank or its subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Bank or its subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Company, the Bank or its subsidiaries under which the Company, the Bank or its subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the Bank and its subsidiaries, enforceable in accordance with their terms. SFC, Suburban and its subsidiaries have good and marketable title to all properties and assets for which ownership is material to the business of SFC, Suburban or its subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of SFC, Suburban or its subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of SFC, Suburban or its subsidiaries under which SFC, Suburban or its subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements of SFC, Suburban and it subsidiaries, enforceable in accordance with their terms.

         (bb) The Company, the Bank, SFC, Suburban and their respective subsidiaries are not in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting their respective businesses; the Bank, Suburban and their respective subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS or the FDIC).

         (cc) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Bank, threatened, against or affecting the Company, the Bank or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business affairs of the Company, the Bank and its subsidiaries considered as one enterprise, or which might materially and adversely affect the consummation of the Conversion; all pending legal or governmental proceedings to which the Company, the Bank or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or the Conversion Application which have not been so filed. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Bank, threatened, against or affecting SFC, Suburban or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business affairs of SFC, Suburban and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Merger; all pending legal or governmental proceedings to which SFC, Suburban or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material.

         (dd) The Bank has obtained an opinion of its counsel, Elias, Matz, Tiernan & Herrick, with respect to the legality of the Securities to be issued and the federal and State of Illinois income tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects; and neither the Bank nor the Company has taken any action inconsistent therewith.

         (ee) Neither the Company nor SFC is required to be registered under the Investment Company Act of 1940, as amended.

         (ff) All of the loans represented as assets on the most recent financial statements or selected financial information of the Bank and Suburban included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and
Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and its subsidiaries considered as one enterprise on the one hand or the financial condition, results of operations or business of SFC, Suburban and its subsidiaries considered as one enterprise on the other hand.

         (gg) To the knowledge of the Company and the Bank, none of the Company, the Bank or employees of the Bank has made any payment of funds of the Company or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law and none of SFC, Suburban or any of their employees has made any payment of funds prohibited by law or set aside any funds for any payment prohibited by law.

         (hh) The Company, the Bank, SFC, Suburban and their respective subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

         (ii) Neither the Company, the Bank nor its subsidiaries, nor any properties owned or operated by the Company, the Bank or its subsidiaries is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Bank and the subsidiaries considered as one enterprise. Neither SFC, Suburban nor its subsidiaries, nor any properties owned or operated by SFC, Suburban or its subsidiaries is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of SFC, Suburban and the subsidiaries considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company or the Bank, threatened, relating to the liability of any property owned or operated by the Company, the Bank, SFC, Suburban or their respective subsidiaries, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

         (jj) The Company, the Bank, SFC, Suburban and their respective subsidiaries have filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

         (kk) The Company has received approval to have the Securities quoted on the National Association of Securities Dealers' Automated Quotation Stock Market ("Nasdaq National Market") effective as of the Closing Time.

         Section 5.  Representations and Warranties of Webb.

         (a) Webb represents and warrants to the Company and the Bank that:

                   (i) Keefe, Bruyette & Woods, Inc. is a corporation and is validly existing in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Bank and the Company hereunder.

                   (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Webb, and this Agreement has been duly and validly executed and delivered by Webb and is the legal, valid and binding agreement of Webb, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

                   (iii) Each of Webb and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

                   (iv) The execution and delivery of this Agreement by Webb, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of Webb or any agreement, indenture or other instrument to which Webb is a party or by which it or its property is hound.

                   (v) No approval of any regulatory or supervisory or other public authority is required in connection with Webb's execution and delivery of this Agreement, except as may have been received.

                   (vi) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the best knowledge of Webb, pending or threatened, which might materially adversely affect Webb's performance under this Agreement.

         Section 5.1 Covenants of the Company and the Bank. The Company and the Bank hereby jointly and severally covenant with Webb as follows:

         (a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing Webb and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Webb or its counsel shall reasonably object.

         (b) The Bank will not, at any time after the Conversion Application is approved by the OTS, file any amendment or supplement to such Conversion Application without providing Webb and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Webb or its counsel shall reasonably object.

         (c) The Company will not, at any time before the Holding Company Application is approved by the OTS, file any amendment or supplement to such Holding Company Application without providing Webb and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Webb or its counsel shall reasonably object.

         (d) The Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the Conversion Application to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify Webb: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the OTS; (iii) when the Holding Company Application, as amended, has been approved by the OTS; (iv) of any comments from the Commission or the OTS or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement;
(v) of the request by the Commission or the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion Application, the Holding Company Application or for additional information; (vi) of the issuance by the Commission or the OTS or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Company or the Bank under the Conversion Regulations, or other applicable law, or the threat of any such action; (vii) the issuance by the Commission or OTS of any stop order suspending the effectiveness of the Registration Statement or the approval of the Conversion Application or Holding Company Application, or of the initiation or threat of initiation or threat of any proceedings for any such purpose; or
(viii) of the occurrence of any event mentioned in paragraph (h) below. The Company and the Bank will make every reasonable effort
(i) to prevent the issuance by the Commission or the OTS of any such order and, if any such order shall at any time be issued, (ii) to obtain the lifting thereof at the earliest possible time.

         (e) The Company and the Bank will deliver to Webb and to its counsel two conformed copies of the Registration Statement, the Conversion Application, the Holding Company Application and Merger Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company and the Bank will deliver such additional copies of the foregoing documents to counsel to Webb as may be required for any NASD filings.

         (f) The Company and the Bank will furnish to Webb, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, (the "1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as Webb may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes Webb to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by Webb.

         (g) The Company and the Bank will prepare and file such amendments or supplements to the Merger Application as may be appropriate in order to receive all necessary regulatory approvals of the Merger. The Company will notify Webb immediately and confirm notice in writing of the receipt of any comments from the OTS with respect to the transactions described in the Merger Application, of any request for supplemental information to the Merger Application, or issuance of any order regarding the Merger or the initiation of any proceedings regarding the Merger.

         (h) The Company and the Bank will comply with any and all material terms, conditions, requirements and provisions with respect to the Conversion and Merger imposed by the Commission, the OTS, the Conversion Regulations or the HOLA and regulations promulgated thereunder, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, the Company and the Bank will comply, at their own expense, with all material requirements imposed upon them by the Commission, the OTS, the Conversion Regulations, the HOLA, and by the 1993 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

         (i) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company, the Bank or a Subsidiary shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company and the Bank to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company and the Bank will, at their expense, prepare and file with the Commission and the OTS, and furnish to Webb a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and Prospectus (in form and substance satisfactory to Webb and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement and Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Company and the Bank each will timely furnish to Webb such information with respect to itself as Webb may from time to time reasonably request.

         (j) At the Closing Date referred to in Section 2, the Plan and Merger Agreement will have been adopted by the Board of Directors of the Company and the Board of Directors of the Bank and the offer and sale of the Shares and exchange of Exchange Shares will have been conducted in all material respects in accordance with the Plan, Merger Agreement, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion and Merger imposed upon the Company or the Bank by the Commission, the OTS, or any other regulatory authority and in the manner described in the Prospectus.

         (k) Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) the Bank will be converted pursuant to the Plan to a federally chartered stock savings bank, (ii) all of the authorized and outstanding capital stock of the Bank will be owned by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank. The Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations, and all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Commission and the OTS, if any, will have been complied with by the Company and the Bank in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

         (l) The Company and the Bank will take all necessary actions, in cooperation with Webb, and furnish to whomever Webb may direct, such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are to be offered and sold as Webb and the Company and the Bank may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

         (m) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the OTS.

         (n) The Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Date, without Webb's prior written consent, any shares of Common Stock other than the Shares or other than in connection with any plan or arrangement described in the Prospectus

         (o) The Company shall register its Common Stock under Section 12(g) of the 1934 Act concurrent with the Offering pursuant to the Plan and shall request that such registration be effective no later than upon completion of the Conversion. The Company shall maintain the effectiveness of such registration for not less than three (3) years or such shorter period as may be required by the OTS.

         (p) During the period during which the Company's Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, stockholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

         (q) During the period of three years from the date hereof, the Company will furnish to Webb: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the Commission or OTS, or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Bank as Webb may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Bank as Webb may reasonably request.

         (r) The Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

         (s) Other than as permitted by the Conversion Regulations, HOLA, the 1933 Act, the 1933 Act Regulations, and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, neither the Company nor the Bank will distribute any prospectus or other offering material in connection with the offer and sale of the Shares.

         (t) The Company will use its best efforts to (i) encourage and assist three market makers to establish and maintain a market for the Shares and (ii) list the Shares on a national or regional securities exchange or on the Nasdaq National Market of the Nasdaq Stock Market effective on or prior to the Closing Date.

         (u) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations cancelled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

         (v) Prior to the Closing Date, the Merger Application shall have been approved and all applicable waiting periods shall have expired, the Holding Company Application shall have been approved by the OTS. The Company will promptly take all necessary action to register as a savings and loan holding company under the HOLA within 90 days of the Closing Date.

         (w) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Webb in order for Webb to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

         (x) The Bank will not amend the Plan of Conversion without notifying Webb prior thereto.

         (y) The Company shall assist Webb, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide Webb with any information necessary in allocating the Shares in such event.

         (z) Prior to the Closing Date, the Company and the Bank will inform Webb of any event or circumstances of which it is aware as a result of which the Registration Statement, the Conversion Application and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

         Section 5.2 Covenants of Webb. Webb hereby covenants with the Company and the Bank as follows:

         (a) During the period when the Prospectus is delivered, Webb will comply, in all material respects and at its own expense, with all requirements imposed upon it by the Commission and the NASD, including to the extent applicable, by the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder.

         (b) Webb will distribute copies of the Prospectus and Sales Information in connection with the sales of the Common Stock only in accordance with NASD and SEC regulations, the 1933 Act and the rules and regulations promulgated thereunder.

         (c) Webb shall use its best efforts to assist the Company in obtaining at least three market makers for the shares of Common Stock.

         Section 6. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Company is consummated, the Company and the Bank jointly and severally agree to pay or reimburse Webb for: (a) all filing fees in connection with all filings with the NASD; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) all reasonable expenses of the Conversion, including but not limited to, the Company's and the Bank's attorneys' fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion; and
(d) Webb's attorneys' fees. In the event the Company is unable to sell a minimum of _________ Shares or the Conversion is terminated or otherwise abandoned, the Company and the Bank shall reimburse Webb in accordance with Section 2 hereof.

         Section 7. Conditions to Webb's Obligations. Webb's obligations hereunder, as to the Shares to be issued at the Closing Date, are subject, to the extent not waived by Webb, to the condition that all representations and warranties of the Company and the Bank herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company and the Bank shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

         (a) At the Closing Date, the Company and the Bank shall have conducted the Conversion and Merger in all material respects in accordance with the Plan, Merger Agreement, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS.

         (b) The Registration Statement shall have been declared effective by the Commission, the Conversion Application approved by the OTS and Merger Application approved by OTS not later than 5:30 p.m. on the date of this Agreement, or with Webb's consent at a later time and date;

and at the Closing Date, the Holding Company Application shall have been approved by the OTS and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, or any state authority and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion or Merger shall have been issued or proceedings therefore initiated or, to the Company's or the Bank's knowledge threatened by the Commission, the OTS, or any other federal or state authority.

         (c) At the Closing Date, Webb shall have received:

                   (1) The favorable opinion, dated as of the Closing Date and addressed to Webb and for its benefit, of Elias, Matz, Tiernan & Herrick, special counsel for the Company and the Bank, in form and substance to the effect that:

                            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction where it owns or leases any material properties or conducts any material business, unless the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company.

                           (ii) The Bank is organized and is validly existing as a federally chartered savings bank under the laws of the United States in mutual form of organization and upon the Conversion will become a duly organized and validly existing federally chartered savings bank in capital stock form of organization under the laws of the United States, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and Prospectus. All of the outstanding capital stock of the Bank will be duly authorized and, upon payment therefor, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, will be owned by the Company, free and clear of any liens, encumbrances, claims or other restrictions.

                           (iii) The Bank is a member of the FHLB-Chicago. The Bank is an insured depository institution under the provisions of Section 4(a) of the FDI Act, as amended, and no proceedings for the termination or revocation of such insurance are, to the best of such counsel's knowledge, pending or threatened; the description of the liquidation account as set forth in the Prospectus under the caption "The Conversion-Liquidation Account" to the extent that such information constitutes matters of law and legal conclusions has been reviewed by such counsel and is accurate in all material respects.

                           (iv)    Upon consummation of the Conversion, the
                                    authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and except for shares issued upon incorporation of the Company, no shares of Common Stock have been issued prior to the Closing Date; at the time of the Conversion, the Shares subscribed for pursuant to the Offering will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares is not subject to statutory preemptive rights (except for Subscription Rights granted pursuant to the Plan) and the terms and provisions of the Shares conform in all material respects to the description thereof contained in the Prospectus. To the best of such counsel's knowledge, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                           (v)      The activities of the Subsidiary as
                                    described in the Prospectus are permitted to subsidiaries of a savings and loan holding company and of a federally chartered savings bank by the rules, regulations, resolutions and practices of the OTS.

                           (vi) The OTS has duly approved the Holding Company Application and, to the best of such counsel's knowledge, no action is pending or threatened respecting the Holding Company Application or the acquisition by the Company of all of the Bank's issued and outstanding capital stock; the Holding Company Application complies as to form in all material respects with the BHCA.

                           (vii) The OTS has duly approved the Conversion Application and, to the best of such counsel's knowledge, no action is pending or threatened respecting the OTS's approval of the Conversion Application; the Conversion Application complies as to form in all material respects with the Conversion Regulations of the OTS.

                           (viii) The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and the Bank; and the Agreement is a valid and binding obligation of the Company and the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, or other laws now or hereafter in effect affecting the enforceability of the rights of creditors generally or the rights of creditors of federally chartered savings banks and their holding companies, (ii) general principles of equity, (iii) applicable law with respect to the indemnification and/or contribution provisions contained herein, (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such action will not result in any violation of the provisions of the certificate of incorporation, bylaws or charter, as applicable, of the Company or the Bank or any applicable federal law, act, regulation (except that no opinion need be rendered with respect to the securities or blue sky laws of various jurisdictions or the rules and regulations of the NASD and/or the National Market System of the Nasdaq Stock Market).

                            (ix) The Plan has been duly adopted by the required vote of the directors of the Company and the Directors of the Bank and, based upon the certificate of the inspector of election, by the depositors and borrowers of the Bank.

                            (x)     Subject to the satisfaction of the
                                    conditions to the OTS's, approval of the Conversion, the Company and the Bank are not required to receive any further approval, authorization, consent or other order of, register with, or submit a notice to any other federal in connection with the execution and delivery of the Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered), except as may be required under the rules and regulations of the NASD and/or the National Market System of the Nasdaq Stock Market (as to which no opinion need be rendered) and except for the registration of the Company as a savings bank holding company.

                            (xi) The Registration Statement is effective under the 1933 Act and no stop order suspending the effectiveness has been issued under the 1933 Act or, to the best of such counsel's knowledge, proceedings therefor pending or threatened by the Commission.

                            (xii) At the time that the Registration Statement became effective, (i) the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto and other tabular, financial, statistical and appraisal data included therein or omitted therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (ii) the Prospectus (other than the financial statements, the notes thereto and other tabular, financial, statistical and appraisal data included therein or omitted therefrom, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                            (xiii) The terms and provisions of the Shares of the Company conform, in all material respects, to the description thereof contained in the Registration Statement and Prospectus, and the form of certificate used to evidence the Shares complies with applicable law.

                           (xiv)    The descriptions in the Conversion
                                    Application, the Registration Statement and the Prospectus of the contracts, indentures, mortgages, loan agreements, notes, leases or other instruments filed as exhibits thereto are accurate in all material respects and fairly present the information required to be shown.

                            (xv) To the best of such counsel's knowledge the Company and the Bank have conducted the Conversion in all material respects in accordance with applicable requirements of the Plan, the Conversion Regulations, and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the OTS and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving the Plan.

                            (xvi) To the best of such counsel's knowledge, the Company, the Bank and the Subsidiary have obtained all material federal licenses, permits and other Federal governmental authorizations currently required under the HOLA and all applicable rules and regulations promulgated thereunder for the conduct of their businesses and to the best of such counsel's knowledge all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Bank and the Subsidiary are in all material respects complying therewith, except whether the failure to have such licenses, permits and other governmental authorizations or the failure to be in compliance therewith would not have a material adverse affect on the business or operations of the Bank, the Company and the Subsidiary, taken as a whole).

                            (xvii) The Company's certificate of incorporation and bylaws comply in all material respects with the Delaware General Corporate Law. The Bank's charter and bylaws in mutual form and, upon the completion of the Conversion, in stock form, comply in all material respects with the OTS.

                            (xviii) To the best of such counsel's knowledge,
                                    neither the Company nor the Bank is in
                                    violation of any directive from the OTS, to make any material change in the method of conducting its respective business.

                            (xix) The information in the Prospectus under the captions "Regulation," "The Conversion," "Restrictions on Acquisition of the Holding Company" and "Description of Capital Stock of the Holding Company," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Conversion process under the caption "The Conversion" in the Prospectus has been reviewed by such counsel and is in all material respects correct. The discussion of Federal statutes or regulations described or referred to in the Prospectus are accurate summaries. The information regarding the federal tax opinion under the caption "The Conversion-Tax Effects" has been reviewed by such counsel and constitutes an accurate summary of the opinion rendered by such counsel to the Company and the Bank with respect to such matters subject to the qualifications and limitations noted therein.

                           (xx) The Bank has the power and authority to consummate the transactions contemplated by the Merger Agreement.

                           (xxi)    The Merger Agreement has been duly
                                    authorized, executed and delivered by the Bank and constitutes the valid and binding obligation of the Bank enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

                           (xxii) To the best knowledge of such counsel all corporate acts and other proceedings required to be taken by or on the part of the Bank to consummate the transactions contemplated by the Merger Agreement have been properly taken; neither the execution and delivery of the Merger Agreement, nor the consummation of the transactions contemplated thereby, with and without the giving of notice or the lapse of time, or both, will violate any provision of the Charter or Bylaws of the Bank.

                           (xxiii) Except as disclosed in such opinion, to the knowledge of such counsel there are no actions, suits, proceedings or investigations (public or private) of any nature pending or threatened that challenge the validity or propriety of the transactions contemplated by the Merger Agreement or which seek or threaten to restrain, enjoin or prohibit or to obtain substantial damages in connection with the consummation of such transactions.

                           (xxiv) All regulatory and governmental approvals and consents which are necessary to be obtained by the Bank and its subsidiaries to permit the execution, delivery and performance of the Merger Agreement have been obtained.

                           (xxv) All conditions precedent to consummation of the Merger have been satisfied, including but not limited to those referenced in the Merger Agreement, all statutory waiting periods with respect to all regulatory and governmental approvals of the Acquisition have expired and there are no facts or circumstances which would preclude the immediate consummation of the Merger.

                  (2) The favorable opinion, dated as of the Closing Time, of Silver, Freedman & Taff, counsel to SFC and Suburban, concerning the following matters:

                           (i) SFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Suburban is a federally chartered stock savings bank duly organized and in existence under the laws of the United States of America.

                           (ii)     SFC and Suburban have the power and
                                    authority to carry on their business as
                                    described in the Prospectus and to
                                    consummate the transactions contemplated by the Merger Agreement.

                           (iii)    The Merger Agreement has been duly
                                    authorized and approved by SFC and the
                                    Merger Agreement and the transactions
                                    contemplated thereby have been approved by the requisite vote of SFC's shareholders and duly authorized, executed and delivered by SFC and the Merger Agreement constitutes the valid and binding obligation of SFC enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

                           (iv) To the best knowledge of such counsel, all acts, other proceedings required to be taken by or on the part of SFC, including the adoption of the Merger Agreement by the shareholders of SFC, and the necessary approvals, consents, authorizations or notifications required to be taken to consummate the transactions contemplated by the Merger Agreement, have been properly taken or obtained; neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby, with or without the giving of notice or the lapse of time, or both, will (i) violate any provision of the Certificate, Charter or Bylaws; or (ii) to the knowledge of such counsel, violate, conflict with, result in the material breach or termination of, constitute a material default under, accelerate the performance required by, or result in the creation of any material lien, charge or encumbrance upon any of the properties or assets of SFC or Suburban pursuant to any indenture, mortgage, deed of trust, or other agreement or instrument to which SFC or Suburban are a party or by which it or any of their properties or assets may be bound, or violate any statute, rule or regulation applicable to SFC or Suburban, which would have a material adverse effect on the financial condition, assets, liabilities, or business of SFC or Suburban; to the knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental body other than as specifically contemplated by the Merger Agreement is required for the consummation by SFC or Suburban of the transactions contemplated by the Merger Agreement.

                           (v) To the best knowledge of such counsel, there are no actions, suits, proceedings, or investigations of any nature pending or threatened that challenge the validity or legality of the transactions contemplated by the Merger Agreement which seek or threaten to restrain, enjoin or prohibit (or obtain substantial damages in connection with) the consummation of such transactions.

                           (vi) To the best knowledge of such counsel, there is no litigation, appraisal or other proceeding or governmental investigation pending or threatened against or relating to the business or property of SFC or Suburban which would have a materially adverse effect on the consolidated financial condition of SFC , or any legal impediment to the continued operation of the properties and business of SFC or Suburban in the ordinary course after the consummation of the transactions contemplated by the Merger Agreement.

                           (vii) All conditions precedent to consummation of the Acquisition have been satisfied, including but not limited to those referenced in Article V of the Merger Agreement, all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger have expired and there are no facts or circumstances which would preclude the immediate consummation of the Merger.

                   (3) The favorable opinion, dated as of the Closing Date, of Muldoon, Murphy & Faucette, Webb's counsel, with respect to such matters as Webb may reasonably require. Such opinion may rely upon the opinions of counsel to the Company and the Bank, and as to matters of fact, upon certificates of officers and directors of the Company and the Bank delivered pursuant hereto or as such counsel shall reasonably request.

                  (4) In giving their opinions required by subsections 1 and 3, respectively, of this Section, Elias, Matz, Tiernan & Herrick L.L.P. and Muldoon, Murphy & Faucette shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements, the notes thereto and other financial, statistical data and appraisal included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement: of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Elias, Matz, Tiernan & Herrick L.L.P. and Muldoon, Murphy & Faucette may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials, and as to certain matters of Delaware law upon the opinion of _________________________________________, which opinion shall be in form and substance satisfactory to counsel for the Agent, and Muldoon, Murphy & Faucette may also rely on the opinion of Elias, Matz, Tiernan & Herrick L.L.P. and
                           _________________________________ hereof.

         (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business affairs of the Company, the Bank, SFC, Suburban or their respective subsidiaries, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the Chief Executive Officer of the Company and of the Bank, the President of the Company and the Bank and the chief financial or chief accounting officer of the Company and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company or the Bank from the latest date as of which the financial condition of the Company or the Bank as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business and consistent with past practices, (iii) neither the Company nor the Bank shall have received from the OTS any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, financial condition or results of operations of the Company or the Bank, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission, and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the Conversion Regulations.

         (d) At the Closing Date, Webb shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and a certificate of the Chief Executive Officer and the Chief Financial Officer of the Bank, both dated as of such Closing Date, to the effect that: (i) they have reviewed the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no material adverse change in the financial condition, or in the earnings, capital, properties or business of the Company, the Bank and the Subsidiary has occurred and, to their knowledge, no other event has occurred, which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, and the conditions set forth in this Section 7 have been satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and Prospectus, there has been no material adverse change in the financial condition, results of operations or business prospects of the Company, the Bank or the Subsidiary, independently, or of the Company, the Bank and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business; (iv) the representations and warranties in Section 4 are true and correct with the same force and effect a though expressly made at and as of the Closing Date; (v) the Company and the Bank have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after Conversion;
(vi) no stop order suspending the effectiveness of the Registration Statement is pending or, to the best knowledge of the Company or the Bank, threatened by the Commission or any state authority; (vii) no order suspending the Offering, the Conversion, the acquisition of all of the shares of the Bank by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company or the Bank, threatened by the OTS, the Commission or any other federal or state authority; and (viii) to the best knowledge of the Company or the Bank, no person has sought to obtain review of the final action of the OTS approving the Plan.

         (e) Prior to and at the Closing Date: (i) in the reasonable opinion of Webb, there shall have been no material adverse change in the financial condition, or in the earnings or business of the Bank independently, or of the Company, the Bank and the Subsidiary considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Company or the Bank shall not have received from the OTS any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to Webb) or which materially and adversely would affect the business, operations or financial condition or income of the Company and the Bank considered as one enterprise; (iv) the Company, the Bank and the Subsidiary shall not have been in material default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any material provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company, the Bank or the Subsidiary, threatened against the Company, the Bank or the Subsidiary or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business operations, financially condition or income of the Company, the Bank and the Subsidiary considered as one enterprise; and (vi) the Shares have been qualified or registered for offering and sale or exempted therefore under the securities or blue sky laws of the jurisdictions as Webb shall have requested and as agreed to by the Company and the Bank.

         (f) At the time of the execution of this Agreement, the Agent shall have received from Ernst & Young LLP, independent auditors, a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the Company, the Bank and its subsidiaries within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the 1933 Act Regulations and the Conversion Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts set forth under "Selected Financial Information" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long-term or short-term debt of the Bank and its subsidiaries or any decrease in total deposits or net worth of the Bank and its subsidiaries, in each case as compared with the amounts shown in the December 31, 1997 balance sheet included in the Registration Statement or
(D) during the period from December 31, 1997 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and its subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Bank and its subsidiaries identified in such letter.

         At the time of the execution of this Agreement, the Agent shall have received from Cobitz, Vandenberg & Fennessy a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to SFC, Suburban and its subsidiaries within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the 1933 Act Regulations and the Conversion Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of SFC, Suburban and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts set forth under "Selected Financial Information" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long-term or short-term debt of SFC, Suburban and its subsidiaries or any decrease in total deposits or net worth of SFC, Suburban and its subsidiaries, in each case as compared with the amounts shown in the December 31, 1997 balance sheet included in the Registration Statement, or (D) during the period from December 31, 1997 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of SFC, Suburban and its subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of SFC, Suburban and its subsidiaries identified in such letter.

         (g) At Closing Time, the Agent shall have received from each of Ernst & Young LLP and Cobitz, Vandenberg & Fennessy a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing time.

         (h) All conditions precedent to consummation of the Merger have been satisfied, including but not limited to those referenced in the Merger Agreement, all statutory waiting periods with respect to all regulatory and governmental approvals of the Merger have expired and there are no facts or circumstances which would preclude the immediate consummation of the Merger.

         (i) At Closing Time, the Securities shall have been approved for listing on the Nasdaq Stock Market upon notice of issuance.

         (j) At Closing Time, the Agent shall have received a letter from RP Financial, dated as of the Closing Time, confirming its appraisal.

         (k) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

         (l) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the Nasdaq Stock Market or the New York Stock Exchange shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

         (m) At the Closing Date, Webb shall receive a letter from Ernst & Young LLP, dated the Closing Date, addressed to Webb, confirming the statements made by them in the letter delivered by it pursuant to subsection (f) of this Section 7, the "specified date" referred to in clause (ii) of subsection (f) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

         (n) At the Closing Date, Webb shall receive a letter from R.P. Financial dated the date thereof and addressed to counsel for Webb, (i) confirming that said firm is independent of the Company and the Bank and is experienced and expert in the area of corporate appraisals and (ii) stating that its opinion of the aggregate pro forma market value of the Company and the Bank expressed in its Appraisal dated as of _______________, and most recently updated, remains in effect.

         (o) The Company and the Bank shall not have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

         (p) At or prior to the Closing Date, Webb shall receive: (i) a copy of the letter from the OTS approving the Conversion Application and authorizing the use of the Prospectus; (ii) a copy of the order from the Commission declaring the Registration Statement effective; (iii) a certificate from the OTS evidencing the existence of the Bank; (iv) certificates of good standing from the States of Indiana and Delaware evidencing the good standing of the Company;
(v) a certificate of good standing from the States of Indiana and Delaware evidencing the good standing of the subsidiaries; (vi) a certificate from the FDIC evidencing the Bank's insurance of accounts; (vii) a certificate of the

FHLB-Chicago evidencing the Bank's membership thereof; (viii) a copy of the letter from the OTS approving the Company's Holding Company Application.

         (q) As soon as available after the Closing Date, Webb shall receive, upon request, a copy of the Bank's federal stock charter.

         (r) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock; Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq National Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks or federal savings associations or a general moratorium on the withdrawal of deposits from commercial banks or federal savings associations declared by federal or Illinois authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities if the effect of such a decline, in Webb's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the shares on the terms and in the manner contemplated in the Registration Statement and Prospectus.

         Section 8.  Indemnification.

         (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless Webb, its officers, directors, agents, servants and employees and each person, if any, who controls Webb within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to reasonable and documented settlement expenses), joint or several, that Webb or any of them may suffer or to which Webb and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse Webb and any such persons upon written demand for any expense (including reasonable and documented fees and disbursements of counsel) incurred by Webb or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), the Holding Company Application or any blue sky application or other instrument or document executed by the Company or the Bank or based upon written information supplied by the Company or the Bank filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company or the Bank with their consent or based upon written or oral information furnished by or on behalf of the Company or the Bank, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon Webb's gross negligence, bad faith or willful misconduct (as determined in a final judgment by a court of competent jurisdiction) or upon any untrue material statement or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Bank by Webb regarding Webb or statistical information regarding national averages provided by Webb for the Sales Information and provided further that such indemnification shall be to the extent permitted by Sections 23A and 23B of the Federal Reserve Act, as amended.

         (b) Webb agrees to indemnify and hold harmless the Company and the Bank, their directors and officers and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to reasonable and documented settlement expenses), joint or several, which it, or any of them, may suffer or to which it, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Bank, and any such persons upon written demand for any expenses (including reasonable and documented fees and disbursements of counsel) incurred by it, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto), or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Webb's obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto) or the Conversion Application (or any amendment or supplement thereto), any Blue Sky Application or

Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Bank by Webb regarding Webb or statistical information regarding national averages provided by Webb for the Sales Information.

         (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assumed defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Company and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of Webb or its officers, directors or controlling persons, agents or employees or by or on behalf of the Company or the Bank or any officers, directors or controlling persons, agents or employees of the Company or the Bank; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

         Section 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Bank or Webb, the Company, the Bank and Webb shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company, the Bank or Webb from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that Webb are responsible for that portion represented by the percentage that the fees paid to Webb pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering and the Company and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Bank on the one hand and Webb on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company and the Bank on the one hand and Webb on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Bank on the one hand or Webb on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and Webb agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that Webb shall not be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to Webb under this Agreement. It is understood that the above stated limitation on Webb's liability for contribution is essential to Webb and that Webb would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section ll(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company and the Bank under this Section 9 and under Section 8 shall be in addition to any liability which the Company and the Bank may otherwise have. For purposes of this Section 9, each of Webb's, the Company's or the Bank's officers and directors and each person, if any, who controls Webb or the Company or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as Webb, the Company or the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

         Section 10. Survival of Agreements Representations and Indemnities. The respective indemnities of the Company, the Bank and Webb and the representations and warranties and other statements of the Company, the Bank and Webb set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Webb, the Company, the Bank or any controlling person referred to in Section 8 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of Webb, the Company, the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         Section 11. Termination. Webb may terminate its obligations under this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

         (a) In the event the Company fails to sell all of the Shares by September 30, 1998, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Bank to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Company and/or the Bank as set forth in Sections 2(a) and (d), 6, 8 and 9 hereof.

         (b) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement unless waived in writing, or by the Closing Date, this Agreement and all of Webb's obligations hereunder may be cancelled by Webb by notifying the Company and the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 6, 8 and 9 hereof.

         (c) If Webb elects to terminate this Agreement with respect to it as provided in this Section, the Company and the Bank shall be notified promptly by such Agent by telephone or telegram, confirmed by letter.

         The Company and the Bank may terminate this Agreement with respect to Webb in the event Webb is in material breach of the representations and warranties or covenants contained in Section 5 and such breach has not been cured after the Company and the Bank have provided Webb with notice of such breach.

         This Agreement may also be terminated by mutual written consent of the parties hereto.

         Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to Webb shall be mailed, delivered or telegraphed and confirmed to Charles Webb & Company, 211
Bradenton, Dublin, Ohio 43017-5034, Attention: John Bruno (with a copy to Muldoon, Murphy & Faucette, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016, Attention: Lori M. Beresford, Esq.) and, if sent to the Company and the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company and the Bank at CFS Bancorp, Inc., 707 Ridge Road, Munster, Indiana 46321, Attention:
Thomas F. Prisby, Chairman and Chief Executive Officer (with a copy to Elias, Matz, Tiernan & Herrick, 734 15th Street, N.W., Washington, D.C. 20005, Attention: Raymond Tiernan, Esquire).

         Section 13. Parties. The Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Webb when the same shall have been given by the undersigned. Webb shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, Webb, the Company, the Bank, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement, including Exhibit A thereto, is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

         Section 14. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by Webb and the Company and the Bank. At the closing, the Company and the Bank shall deliver to Webb in next day funds the commissions, fees and expenses due and owing to Webb as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by Webb shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

         Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         Section 16.  Construction.  This Agreement shall be
construed in accordance with the laws of the State of New York.

         Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute a binding agreement.

         If the foregoing correctly sets forth the arrangement among the Company, the Bank and Webb, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and Webb's acceptance shall constitute a binding agreement.

                                                  Very truly yours,

CFS BANCORP, INC.                        CITIZENS FINANCIAL SERVICES, FSB

By:                                      By:
   --------------------------               ------------------------------
   Thomas F. Prisby                         Thomas F. Prisby
   Chairman and Chief                       Chairman and Chief
   Executive Officer                        Executive Officer

Accepted as of the date first above written

CHARLES WEBB & COMPANY
A DIVISION OF KEEFE, BRUYETTE
& WOODS, INC.

By:
   --------------------------
   Charles R. Webb

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